CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement (Form N-2, File Nos. 333-123047 and 811-05379) of Royce Focus Trust, Inc. and the use of our report dated January 21, 2005 on the financial statements and financial highlights of Royce Focus Trust, Inc. Such financial statements and financial highlights appear in the December 31, 2004 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information in the Registration Statement.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania April 27, 2005